AMENDMENT NO. 1 TO

LISTING NOTE AGEEMENT

This AMENDMENT NO. 1 TO LISTING NOTE AGREEMENT (this “Amendment”) is entered into as of June 1, 2014 by and among American Realty Capital Healthcare Trust Operating Partnership L.P., a Delaware limited partnership (the “OP”) and American Realty Capital Healthcare Special Limited Partnership, LLC, a Delaware limited liability company (the “SLP”).

RECITALS

A.           WHEREAS, the parties hereto are party to that certain Listing Note Agreement, dated April 7, 2014 (the “Agreement”), pursuant to which the OP agreed to make certain distributions to the SLP in connection with the listing of American Realty Capital Healthcare Trust, Inc. (the “Company”) on the NASDAQ Global Select Market.

B.           WHEREAS, the Company and the OP have entered into that certain Agreement and Plan of Merger, dated as of June 1, 2014, by and among Ventas, Inc., a Delaware corporation (“Parent”), Stripe Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), Stripe OP, LP, a Delaware limited partnership (the “OP Merger Sub”), the Company and the OP (the “Merger Agreement”), pursuant to which, among other things, the Company will be merged with and into Merger Sub, with Merger Sub being the surviving entity, and the OP Merger Sub will be merged with and into the OP, with the OP being the surviving entity (the “Transaction”), upon the terms and subject to the conditions set forth in the Merger Agreement.

C.           WHEREAS, Section 6.8 of the Merger Agreement requires the Company to terminate certain agreements, including the Agreement and the Advisor has agreed to terminate these agreements without notice.

D.           WHEREAS, in connection with the Merger Agreement, the Company entered into an agreement terminating the 2014 Multi-Year Outperformance Agreement (the “OPP”) between the Company, the OP and American Realty Capital Healthcare Advisor, LLC (the “Advisor”) (such agreement, the “OPP Amendment”).

E.           WHEREAS, pursuant to the OPP Amendment, any Award LTIP Units (as defined in the OPP) granted to the Advisor under the OPP will be automatically cancelled and forfeited as of the Closing.

F.           WHEREAS, consistent with Section 6.8 of the Merger Agreement, and in consideration of the Advisor’s forfeiture of the Award LTIP Units, termination of the Advisory Agreement at Closing without the requisite 60 day notice, termination of the Management Agreement at Closing without the requisite 60 day notice and the contribution of the SLP’s right to distributions from the OP as evidenced by the Agreement to the OP, the OP will issue to the SLP 5,613,374 OP Units (as defined in the Agreement).

NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.          Amendment of the Agreement.

(a)          Section 2 of the Agreement is hereby amended by deleting it in its entirety and substituting the following:

“(a)          The Partnership hereby agrees to distribute to the SLP with respect to its Special Limited Partner Interest an aggregate amount equal to the difference between (i) 15% of the amount, if any, referred to herein as the “Listing Amount,” by which (a) the sum of (I) the Market Value of all issued and outstanding shares of Common Stock plus (II) the sum of all distributions paid by the REIT to its stockholders prior to Listing, exceeds (b) the sum of (I) the total Gross Proceeds in all Offerings plus (II) the total amount of cash that, if distributed to the stockholders who purchased shares of Common Stock in an Offering, would have provided such stockholders a Priority Return on the Gross Proceeds raised in all such Offerings minus (ii) any distributions received by the SLP pursuant to Section 5.02(b) of the OP Agreement prior to the Listing Date. The parties hereto understand that the Listing Amount is not determinable until such time as identified in the definition of Market Value. Notwithstanding anything herein to the contrary, in accordance with Section 736 of the Code, this Listing Note shall be disregarded for applicable income tax purposes and the SLP shall continue to be treated as a partner of the Partnership in respect of its Special Limited Partner Interest for such purposes until the Partnership has satisfied all of its obligations under this Listing Note. Without limiting the foregoing, there shall be no other obligations to pay or accrue any other amounts (including interest) with respect to the Listing Note, other than the Listing Amount; provided, that any cash or property paid to the Special Limited Partner with respect to such interest shall be reported to the Special Limited Partner on Internal Revenue Service Schedule K-1 to Form 1065 (or such successor schedule or form).

(b)          Notwithstanding Section 2(a) above or anything to the contrary contained in this Listing Note, immediately prior to, and contingent upon, the Closing, the SLP shall be treated as having contributed its right to distributions from the Partnership pursuant to its Special Limited Partner Interest in the Partnership, the amount of which distributions are evidenced by the Listing Note, to the Partnership in exchange for 5,613,374 OP Units in a transaction intended to qualify as a contribution of property pursuant to Section 721 of the Code, and such contribution shall cause the capital accounts of the partners of the Partnership to be “booked-up” in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), to the extent possible, as of immediately prior to the Partnership Merger Effective Time (as defined in the Agreement and Plan of Merger referenced in Section 11 hereof) which “book-up” shall be allocated to the partners in accordance with the allocations provisions of the OP Agreement. Notwithstanding anything to the contrary contained in this Listing Note, the distribution of 5,613,374 OP Units to the SLP provided for in this Section 2(b) shall be in full and complete satisfaction of the Partnership’s obligations to the SLP under this Listing Note, and no other distributions shall be declared, set aside, made or paid, in any form whatsoever, pursuant to Section 2(a), Section 3, Section 4, or any other provision of this Listing Note, prior to the termination of the Merger Agreement in accordance with its terms.”

(b)          Section 11 of the Agreement is hereby amended by adding the following new definition in appropriate alphabetical order:

““Closing” has the meaning set forth in the Agreement and Plan of Merger, dated as of June 1, 2014, by and among Ventas, Inc., a Delaware corporation (“Parent”), Stripe Sub, LLC, a Delaware limited liability company, Stripe OP, LP, a Delaware limited partnership, the REIT and the OP (the “Merger Agreement”).”

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(c)          Section 12 of the Agreement is hereby amended by inserting the following new clause (t):

“(t)          This Listing Note shall terminate immediately and automatically, without notice and without the need for further action by any party, upon receipt by the SLP of the distribution provided for in Section 2(b) hereof. From and after the termination of this Listing Note, and contingent upon the Closing, the SLP hereby automatically, and without the need for further action by any party, irrevocably and unconditionally releases, waives and relinquishes any rights or claims, whether accrued, absolute, contingent or otherwise, against the Partnership, the REIT, Parent and any of their successors or Affiliates. The provisions of this Section 12(t) shall survive termination of this Listing Note.”

2.          Effective Time. This Amendment is effective as of the date hereof. If the Merger Agreement is terminated in accordance with its terms without a Closing (as defined in the Merger Agreement), this Amendment shall automatically terminate, with no further action necessary by any party, and be of no further force or effect.

3.          Miscellaneous.

(a)          Limited Effect. Except as otherwise specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

(b)          Entire Agreement. The Agreement and this Amendment supersede all prior agreements between the parties with respect to the subject matter thereof and constitute a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter thereof. In the event of any conflict between the terms of the Agreement and this Amendment, this Amendment shall control.

(c)          Governing Law. This Agreement will be governed by the internal laws of the State of New York.

(d)          Construction. The parties have participated jointly in the drafting of this Amendment, and each party was represented by counsel in the negotiation of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment. The parties agree that if any provision of this Amendment is found to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision.

(e)          Waiver of Legal Conflicts. Each of the parties hereto acknowledges and agrees that, at their request, Proskauer Rose LLP acted as counsel to all such parties in connection with this Amendment. Accordingly, each of the parties agrees to, and does, waive any conflict of interest which may be deemed to arise as the result of such representation and agrees not to seek to disqualify or otherwise prevent Proskauer Rose LLP from representing the other parties hereto (or any other clients of Proskauer Rose LLP) in any matters by reason of its work on, or representation of, such party in connection with this Amendment or its possession of confidential information relating to such party. Proskauer Rose LLP shall be entitled to rely upon this Section 3(e) as a third party beneficiary hereof.

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(f)          Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by facsimile which shall be deemed originals.

(g)          Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

(h)          Third Party Beneficiary; Amendment. Parent is hereby made an express third party beneficiary of this Amendment. The Agreement shall not be further amended or modified, and this Amendment shall not be rescinded, further amended or otherwise modified, without Parent’s written consent.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.

By: AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.,
Its general partner

By:	/s/ Thomas P. D’Arcy
Name: Thomas P. D’Arcy
Title: Chief Executive Officer

AMERICAN REALTY CAPITAL HEALTHCARE SPECIAL LIMITED PARTNERSHIP, LLC,
Its Member

By: AMERICAN REALTY CAPITAL V, LLC,
Its Managing Member

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Signatory

Signature Page to Amendment No. 1 to

Listing Note Agreement